Exhibit 10.37

AMENDMENT NO. 4 TO MASTER REPURCHASE AGREEMENT

Amendment No. 4, dated as of June 7, 2004 (this “Amendment”), among MERRILL LYNCH MORTGAGE CAPITAL INC. (“Buyer”) and HOMEBANC MORTGAGE CORPORATION (“Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of February 27, 2002, as amended by Amendment No. 1, dated as of April 15, 2003, Amendment No. 2, dated as of May 28, 2003 and Amendment No. 3, dated as of February 25, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended, as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Change in Control” in its entirety and replacing it with the following language:

“Change in Control” shall mean:

(A) any transaction or event as a result of which HomeBanc Corp. ceases to own (whether directly or through one or more intermediaries) 100% of the stock of the Seller;

(B) the sale, transfer, or other disposition of all or substantially all of a Person’s assets (excluding any such action taken in connection with any securitization transaction); or

(C) the consummation of a merger or consolidation of a Person with or into another entity or any other corporate reorganization, if more than 25% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of the Seller immediately prior to such merger, consolidation or other reorganization.”

SECTION 2. Representations. Section 11 of the Existing Repurchase Agreement is hereby amended by deleting subsection (r) thereto and replacing it with “[RESERVED]”.

SECTION 3. Covenants: Section 12 of the Existing Repurchase Agreement is hereby amended by adding at the end thereof as subsection (dd) the following language:

“(dd) Indebtedness. Seller shall not incur any additional material Indebtedness (other than (i) the Indebtedness in amounts not to exceed the amounts specified on Schedule 2 hereto and (ii) usual and customary accounts payable for a mortgage company) without the prior written consent of Buyer.”

SECTION 4. Events of Default. Section 13 of the Existing Repurchase Agreement is hereby amended by deleting subsection 13.01(b) thereto and replacing it with the following language:

“(b) the failure of the Seller to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in Sections 12(a), (h), (j), (n), (r), (s), (t), (u), (v), (w), (x), (y), (z), (aa), (bb) or (dd); or”

SECTION 5. Exhibits. Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule I hereof.

SECTION 6. Conditions Precedent. This Amendment shall become effective as of June 7, 2004 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1 Delivered Documents. On the date hereof, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Each Section of this Amendment shall expire upon the expiration of the applicable Waiver Period at which time the terms of the Existing Repurchase Agreement shall revert to that set forth in the Existing Repurchase Agreement.

SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	MERRILL LYNCH MORTGAGE CAPITAL INC., as Buyer

By: /s/ James Cason
Name: James Cason
Title: Vice President

Seller:	HOMEBANC MORTGAGE CORPORATION, as Seller

By: /s/ James L. Krakau
Name: James L. Krakau
Title: Senior Vice President

Schedule I to Amendment No 4. to

Master Repurchase Agreement

SCHEDULE 2

EXISTING INDEBTEDNESS

LENDER	COMMITMENT AMOUNT
JPMorgan Chase Bank, as Agent for the Lenders	$525 million[1]
Credit Suisse First Boston Mortgage Capital LLC	$100 million[2]
Fannie Mae As Soon as Pooled® Plus	All Fannie Mae eligible products
Fannie Mae As Soon as Pooled®	All Fannie Mae eligible products
Countrywide Warehouse Lending	$80 million[3]
RFC	$625,000[4]

1 364 day syndicated facility approved for up to $1 billion currently committed for $525 million.

2 Uncommitted on balance sheet master repurchase facility.

3 Off balance sheet early purchase program for products sold to Countrywide.

4 Expired 364-day facility with $625,000 currently outstanding.